Exhibit 10.1

                         AMENDED AND RESTATED INVESTORS
                    QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT

      This Amended and Restated Investors Questionnaire and Subscription Agreement (the "Agreement"), dated as of November 1, 2002, is entered into by and between US Data Authority, Inc., a Florida corporation (the "Company"), Centro Inmobiliario RyC, S.L., a limited liability company organized under the laws of the Kingdom of Spain, MAPET International Foundation, Inc., a Florida non-profit corporation, Frontier Star, S.L., a limited liability company organized under the laws of the Kingdom of Spain, Inverfape, S.A., a limited liability company organized under the laws of the Dominican Republic, Jesus Guirau, S.L., a limited liability company organized under the laws of the Kingdom of Spain (collectively, the "Old Investor Group"), BEHEER-EN BELEGGINSMAATSCHAPPIJ SELMOK BV, a limited liability company formed under the laws of the Netherlands and GOLDEN WORLDWIDE BUSINESS CORPORATION, a limited liability company formed under the laws of the British Virgin Islands (collectively, the "New Investor Group").

                                    RECITALS

      On February 28, 2002, the Company and the Old Investor Group entered into an Investors Questionnaire and Subscription Agreement (the "Subscription Agreement") whereby the Old Investor Group was to purchase an aggregate of 10,000,000 shares of common stock of the Company, par value $.02 per share ("Common Stock"), at a price equal to $0.16 per share of Common Stock, and 20,000,000 shares of Class A Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"), at a price equal to $0.84 per share, for a total purchase price of $18,400,000.

      On April 17, 2002, the Company and the Old Investor Group entered into Addendum No. 1 to the Subscription Agreement to clarify, among other things, where the first disbursement of the funds would be deposited and the mechanics for drawing down on such funds by the Company.

      On April 29, 2002, the Company received $500,000 of the first disbursement due under the Subscription Agreement, as amended, with the remaining $500,000 held in an attorney escrow account and disbursed on an as needed basis.

      On August 1, 2002, the Company and the Old Investor Group entered into an Agreement to further amend the Subscription Agreement, as amended (the "Amended Subscription Agreement"), to, among other things, (i) increase the aggregate number of shares of Common Stock to be purchased by the Old Investor Group from 10,000,000 to 20,000,000, (ii) to decrease the share price of the Common Stock to be paid by the Old Investor Group from $0.16 to $0.10, (iii) to decrease the share price of the Preferred Stock to be paid by the Old Investor Group from $0.84 to $0.345, and (iv) to decrease the aggregate purchase price for the shares of Common Stock and Preferred Stock to be paid by the Old Investor Group from $18,400,000 to $8,900,000.

      As of the date of this Agreement, the Old Investor Group has funded $1,000,000 (the "Funded Amounts") of the $8,900,000 required to be funded under the Amended Subscription Agreement, with $7,900,000 (the "Unfunded Amounts") remaining to be funded pursuant to the terms of the Amended Subscription Agreement. Each member of the Old Investor Group wishes to assign its respective rights and obligations with respect to the Unfunded Amounts to the New Investor Group in accordance with the terms of this Agreement. The New Investor Group wishes to collectively assume the aggregate obligations of the Old Investor Group for the Unfunded Amounts pursuant to the terms of the Amended Subscription Agreement. Upon the funding of $1,000,000 of the Unfunded Amounts (the "Minimum Amount") by the New Investor Group to purchase shares of the Company and to show its good faith intention to fund the remaining Unfunded Amounts, the Company shall release the Old Investor Group of its obligations to fund the Unfunded Amounts, all in accordance with the terms of this Agreement. This Agreement shall evidence the intent of the parties going forward and clarify the obligations under the Amended Subscription Agreement.

      The above recitals are true and correct, are hereby confirmed and ratified, and are incorporated into the body of the Agreement as if fully set forth herein.

                                   ARTICLE ONE

                   Assignment of Rights, Assumption of Certain
                 Liabilities and Release of Certain Obligations

Section 1.01. Assignment of Rights by Old Investor Group; Continuing Obligations of Old Investor Group.

      Each member of the Old Investor Group hereby assigns, transfers and sets over unto the New Investor Group all of its remaining rights to purchase the number of shares of Common Stock and Preferred Stock equal to the Unfunded Amounts in accordance with the percentage of ownership set forth in Section 2.02 of this Agreement.

      Each member of the Old Investor Group agrees and acknowledges that this Agreement constitutes an assignment of its rights with respect to the Unfunded Amounts. No inference shall be drawn from the making and execution of this Agreement that any member of the Old Investor Group intended to assign or transfer any other rights relative to the Company or otherwise, except as specifically set forth in this Agreement.

      Each member of the Old Investor Group hereby represents to each member of the New Investor Group that it has the right to transfer the rights being transferred pursuant hereto to each member of the New Investor Group.

      Each member of the Old Investor Group hereby acknowledges that prior to the funding of the Minimum Amount, in the event that any member of the New Investor Group fails to comply with any of the terms of this Agreement, each member of the Old Investor Group shall be jointly and severally liable and obligated to perform such obligations of the member of the New Investor Group. Upon completion of the funding of the Minimum Amount, each member of the Old Investor Group shall be released pursuant to Section 1.03 of this Agreement.

Section 1.02. Assumption of Obligations by New Investor Group.

      Each member of the New Investor Group hereby accepts the assignment made by each of the Old Investor Group pursuant to Section 1.01 of this Agreement, and in consideration of such assignment, hereby assumes and agrees to perform and observe all the covenants, agreements and obligations on the part of each member of the Old Investor Group which were to be performed and observed by the Old Investor Group under the Amended Subscription Agreement.

Section 1.03. Mutual Release.

      In connection with the assignment by the Old Investor Group and the assumption by the New Investor Group, and in consideration of the Old Investor Group and the Company's execution of this Agreement and the performance of their obligations hereunder, each member of the Old Investor Group and the Company agree as follows:

      (a) Each member of the Old Investor Group on its own behalf and on behalf of its representatives, heirs, administrators, executors, and assigns, on behalf of any other persons or entities claiming by, through, or under any of the members of the Old Investor Group does hereby fully release, acquit and forever discharge the Company, and their subsidiaries or affiliates, and their respective employees, officers, directors, member, trustees, committee-members, managers, contractors, consultants, agents, representatives, attorneys, successors, and assigns (the "Company Persons"), and, upon the receipt by the Company of the Minimum Amount from the New Investor Group, the Company, on its own behalf and on behalf of its subsidiaries or affiliates does hereby fully release, acquit and forever discharge each member of the Old Investor Group (the "Old Investor Persons"), from and against any and all rights, benefits, payments, claims, demands, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, judgments, and/or liabilities whatsoever, in law or equity, of any and every character, kind and nature whatsoever, for personal injury, property damage or economic loss, whether known or unknown, contingent or fixed, either in or arising out of the law of contracts, torts, or under statutory law, or otherwise. This mutual release is to be broadly construed and shall extend to and extinguish any and all claims, demands or causes of action of every kind or nature whatsoever, known or unknown, suspected or unsuspected, which each member of the Old Investor Group or the Company has or hereafter can, shall, or may have, in such party's own right or in a representative capacity, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of receipt by the Company of the Minimum Amount from the New Investor Group, including without limitation of the generality hereof, any past, present or future claims, matters or causes of action that such party has or may hereafter have, including without limitation any claims under the Amended Subscription Agreement, any claims relating to or arising in respect of any and all prior discussions, representations, understandings, or agreements between an Old Investor Person and a Company Person contemporaneously or prior to the date of receipt by the Company of the Minimum Amount from the New Investor Group and any claims relating to or arising in respect of ownership of equity and/or debt securities of the Company by any member of the Old Investor Group at any time contemporaneously or prior to the date of receipt by the Company of the Minimum Amount from the New Investor Group. This mutual release does not apply with respect to, and none of the Company or any member of the Old Investor Group, waives any rights or claims arising out of or arising from, any willful misconduct or fraudulent act by a Company Person or a member of the Old Investor Group, as the case may be, which willful misconduct or fraudulent act was not known to any member of the Old Investor Group (in the case of acts by a Company Person), or not known to the chief executive officer, president or comptroller of the Company (in the case of acts by an Old Group Investor Person) as of the date of this Agreement.

      (b) It is expressly agreed that upon the date of this Agreement, no future disputes between any of the Old Investor Persons and any of the Company Persons, whether under this Agreement or otherwise, shall in any way affect the enforceability of the release granted above.

              ARTICLE TWO. Shares to be Purchased, Purchase Price,
                        Percentage of Ownership and Terms

Section 2.01. Shares to be Purchased and Purchase Price

      The New Investor Group shall and hereby does agree to purchase and the Company shall sell, in the aggregate, (i) 9,532,842 shares of Common Stock of the Company, and (ii) 20,111,495 shares of Class A Convertible Preferred Stock (collectively, the "Shares"), for an aggregate purchase price of $7,900,000 (the "Proceeds") subject to the terms and conditions of this Agreement.

      In accordance with the assumption of the rights and obligations by the New Investor Group in Article One above, the New Investor Group has agreed to accept a reduction in the number of Class A Convertible Preferred Stock (the "Preferred Shares") that are to be issued to the New Investor Group, of 23,913 Preferred Shares, due to an accounting adjustment equal to $8,250.00 in connection with the first disbursement by the Old Investor Group.

Section 2.02. Percentage of Ownership.

      Each member of the New Investor Group shall purchase a number of the Shares based upon the following percentages:

      BEHEER-EN
      BELEGGINSMAATSCHAPPIJ
      SELMOK BV                            50%

      GOLDEN WORLDWIDE
      BUSINESS CORPORATION                 50%

Section 2.03. Disbursement of Proceeds and Shares.

      The first disbursement by the New Investor Group of $1,000,000 to purchase 9,532,842 shares of Common Stock and 111,495 shares of Class A Convertible Preferred Stock, and the sale of the corresponding shares by the Company, shall be due immediately upon execution of this Agreement.

      The New Investor Group, upon receipt of a Distribution Notice (as defined in Exhibit B attached hereto) from the Committee (as defined below), shall make such disbursement of the Proceeds within five (5) business days to the Escrow Agent (defined below) in accordance with the provisions set forth in Section
2.04. Payment of any portion of the Proceeds shall be made directly into Account No. 0909021930 (the "Escrow Account") maintained by William C. Davis, III, Esq. (the "Escrow Agent") pursuant to an Escrow Agreement, a copy of which is attached hereto as Exhibit A.

Section 2.04. Balance of Shares and Investment Distribution Committee.

      An investment distribution committee (the "Committee") shall be established consisting of three individuals: (i) the CEO or President of the Company, (ii) the Controller of the Company and (iii) an authorized representative of the New Investor Group. All requests for disbursements by the Company shall be directed to the Committee and handled pursuant to the Committee Guidelines, attached hereto as Exhibit B. The Committee will be responsible for the approval of each request for a disbursement to be made to Company for the balance of the Proceeds under this Agreement.

      Notwithstanding the foregoing, requests for funding relating to the Cisco Systems Capital Master Agreement to Lease Equipment, dated June 30, 2000 and the outstanding debt owed to the Internal Revenue Service for payroll taxes shall be accepted directly from the President and Chief Executive Officer of the Company and by the Board of Directors rather than from the Committee with no other changes in the mechanics of the request. It is acknowledged by the New Investor Group that requests relating to these specific obligations are time sensitive and shall be handled in an expeditious manner.

      Further, each member of the New Investor Group acknowledges that the issuance of the 9,532,842 shares of Common Stock will deplete the Company's treasury stock. It is also acknowledged, if there is a mathematical or other human error and the number of shares in the treasury, authorized but not issued, is not equal to the number of shares to be issued to each member of the New Investor Group, each member of the New Investor Group agrees to accept any outstanding balance of shares of Common Stock or Preferred Stock, as may be applicable, due to such member on the date when such shares are next authorized by the shareholders of the Company. Such date shall not to be later than four
(4) months from the date of this Agreement.

      All rights of the New Investor Group to purchase the balance of the Shares shall be contingent on the New Investor Group's funding of an aggregate of $4,000,000 of the Unfunded Amounts (the "Target Amount") no later than August 1, 2003. If the Target Amount is not funded by the New Investor Group by August 1, 2003, pursuant requests from the Committee in accordance with the Committee Guidelines, all rights of the New Investor Group to purchase the Shares shall terminate.

      All rights of the Old Investor Group to purchase Shares of the Company terminate upon the release of the Old Investor Group pursuant to Section 1.03.

Section 2.05. Issuance of Shares.

      The Company shall reserve for issuance under this Agreement, a number of shares of Preferred Stock to enable the Company to issue the Shares as soon as the increase in the authorized number of shares of Preferred Stock is authorized by the shareholders of the Company. Such date not to be later than four (4) months from the date of this Agreement.

      In connection with the shareholder approval to increase the number of authorized shares of Common Stock or Preferred Stock, each member of the New Investor Group shall and hereby does agree to vote at a meeting of shareholders of the Company in favor of approving the requisite increase in the number of authorized shares of Common Stock and Preferred Stock.

      Upon receipt of a disbursement of Proceeds into the operating account of the Company from the Escrow Account and becoming fully available to the Company, the Company shall, within two (2) business days, instruct its transfer agent, StockTrans, Inc., to issue stock certificates evidencing the corresponding number of Shares to each member of the New Investor Group.

Section 2.06. Amendment of Terms of Class A Preferred.

      The Company shall amend its Amended and Restated Articles of Incorporation as soon as reasonably practicable after the date of this Agreement to modify the automatic conversion period for each share of Class A Convertible Preferred Stock issued after December 31, 2001 to February 15, 2007.

Section 2.07. Directors.

      Any directors originally designated by the Old Investor Group, and currently serving on the Board of Directors of the Company (the "Board") as of the date of this Agreement, shall remain as members of the Board until such director's successor shall have been elected or qualified or until his/her earlier death, resignation or removal.

      The Old Investor Group designees were: Mario Perez, William C. Davis, III, Esq., Martin Laburu, Juan Casas and Eliu Dreszer. Juan Casas and Eliu Dreszer resigned at a special meeting of the Board on October 21, 2002.

      Upon receipt of at least $2,000,000 in collective investment from the New Investor Group and performance of the obligations of each member of the New Investor Group, the New Investor Group shall be entitled to have four (4) designated directors on the Company's Board of Directors. Prior to the date of this Agreement, the Old Investor Group had designated three (3) of the seven (7) directors currently serving on the Board. The New Investor Group hereby agrees to accept the Old Investor Group designees that are currently serving on the Board as New Investor Group designees.

      In the event that the New Investor Group fails to disburse any Proceeds upon request by the Committee and in accordance with the terms of the Committee Guidelines, the parties hereto agree that the Board shall immediately remove one
(1) of the New Investor Group Board designees. In the event that a member of the New Investor Group fails to disburse any Proceeds upon request by the Committee and in accordance with the terms of the Committee Guidelines and thereafter the members of the Old Investor Group do not comply with their obligations pursuant to Section 1.01, the parties hereto agree that the Board shall immediately remove all members of the Board designated by the New Investor Group or the Old Investor Group, as the case may be.

                      ARTICLE THREE. Disclosure Information

Section 3.01. Receipt of Information.

      Each member of the New Investor Group hereby acknowledges that it has received a copy of (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, (b) the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002 and (c) the Company's Current Reports on Form 8-K dated May 13, 2002 and August 20 (the "Disclosed Information").

Section 3.02. Availability of Information.

      Each member of the New Investor Group hereby acknowledges that the Company has made available to it and its principals, employees and agents the opportunity to ask questions of, and receive answers from, the Company and any other person or entity acting on its behalf, concerning the contents of the Disclosed Information.

               ARTICLE FOUR. Representations and Warranties of the
                        Members of the New Investor Group

      Each member of the New Investment Group represents and warrants to the Company (and understands that the Company is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and sale of the Shares from the registration requirements of the applicable federal and state securities laws) the following:

Section 4.01. The Shares are Restricted Securities.

      Each member of the New Investor Group understands that none of the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws (the "State Acts").

      Each member of the New Investor Group understands that it cannot sell or otherwise dispose of any of the Shares unless the Shares are registered under the Act or the applicable State Acts or exemptions therefrom are available, and, consequently, that each member of the New Investor Group must bear the economic risk of the investment for an indefinite period of time.

      Each member of the New Investor Group understands that the Company will restrict the transfer of the Shares in accordance with the foregoing representations.

      Section 4.02. Legend.

      Each member of the New Investor Group agrees that any certificate representing the Shares will contain and be endorsed with the following, or a substantially equivalent, legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and said shares cannot be sold, transferred, disposed of, pledged or hypothecated UNLESS registered with the Securities and Exchange Commission, sold in compliance with Rule 144 under the 1933 Act, or, if in the opinion of Company counsel, an exemption from the registration requirements is in fact applicable to said shares."

Section 4.03. "Accredited Investor" Status; Accuracy of Information.

      Each member of the New Investor Group is an "Accredited Investor" as such term is defined in Rule 501(a) of the Act.

      All information that each member of the New Investor Group has provided to the Company concerning its financial position and knowledge of financial business matters is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, each member of the New Investor Group will immediately provide the Company with such information.

Section 4.04. Good Standing.

      Each member of the New Investor Group has been duly incorporated and is validly existing under the laws of the jurisdiction under which it is incorporated, has the corporate power and authority to enter into and perform its obligations under, or as contemplated under, this Agreement.

Section 4.05. Authorization of Agreement.

      This Agreement has been duly authorized, executed and delivered by each member of the New Investor Group.

          ARTICLE FIVE. Representations and Warranties of the Company

Section 5.01. Good Standing.

      The Company has been duly incorporated and is validly existing under the laws of the state of Florida, has the corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under, or as contemplated under this Agreement.

Section 5.02. Authorization.

      This Agreement has been duly authorized, executed and delivered by the Company.

                 ARTICLE SIX. Representations of each Member of
                             the Old Investor Group

Section 6.01. Good Standing.

      Each member of the Old Investor Group has been duly incorporated and is validly existing under the laws of the jurisdiction under which it is incorporated, has the corporate power and authority to enter into and perform its obligations under, or as contemplated under this Agreement.

Section 6.02. Authorization.

      This Agreement has been duly authorized, executed and delivered by each member of the Old Investor Group.

Section 6.03. Other Representations.

      Each member of the Old Investor Group reaffirms that: (i) it received the information more fully described in Section I the Subscription Agreement entered into on February 28, 2002, (ii) that that the Company has made available to it and its principals, employees and agents the opportunity to ask questions of, and receive answers from, the Company and any other person or entity acting on its behalf, concerning the contents of the Company information described in (i) above, and (iii) that the representations and warranties that it made pursuant to Section I. C. 1, 2, 3, 4 and 5 of the Subscription Agreement remain true and correct as of the date of this Agreement.

                         ARTICLE SEVEN. INDEMNIFICATION

Section 7.01. Indemnification.

      Each member of the New Investor Group hereby agrees to pay, and shall indemnify, defend, protect, save and hold forever harmless each member of the Old Investor Group and all directors, officers, employees, agents, successors and assigns of each member of the Old Investor Group from and against, any and all claims, demands, suits, causes of action, controversies, liabilities, costs, expenses and losses, including, without limitation, court costs, expert witness fees and reasonable attorneys, fees and expenses, which any member of the Old Investor Group, or any of them, may suffer, incur or sustain, or for which any member of the Old Investor Group, or any of them, may become liable or obligated, by reason of or in connection with the failure by any member of the New Investor Group to perform and observe, or the breach or violation by any member of the New Investor Group of, any of the covenants, agreements, conditions and obligations by any member of the New Investor Group to be performed, and observed under and pursuant to this Agreement.

      Each member of the Old Investor Group hereby agrees to pay, and shall indemnify, defend, protect, save and hold forever harmless each member of the New Investor Group, and all directors, officers, employees, agents, successors and assigns of each member of the New Investor Group from and against, any and all claims, demands, suits, causes of action, controversies, liabilities, costs, expenses and losses, including, without limitation, court costs, expert witness fees and reasonable attorneys, fees and expenses, which any member of the New Investor Group, or any of them, may suffer, incur or sustain, or for which any member of the New Investor Group, or any of them may become liable or obligated, by reason of or in connection with the failure by any member of the Old Investor Group or any affiliate of any member of the Old Investor Group to perform and observe, or the breach or violation by any member of the Old Investor Group or any affiliate of any member of the Old Investor Group of, any of the covenants, agreements, conditions and obligations by any member of the Old Investor Group or any affiliate of any member of the Old Investor Group under and pursuant to the Amended Subscription Agreement and prior to the date of this Agreement.

      Each member of the Old and New Investor Group have been given the opportunity to conduct and have conducted all investigations of the Company and its affairs they have found necessary or appropriate in connection with their proposed investment in the Company. Accordingly, each member of the Old and New Investor Group (the "Releasing Parties") shall and hereby do release and promise not to sue the current directors, officers, employees and/or agents of the Company (the "Released Parties") from and against any and all claims the Releasing Parties may have with respect to disclosures made or alleged either
(i) to have been made or (ii) not to have been made, but which should have been made, by the Released Parties to the Releasing Parties prior to the date of this Agreement.

                          ARTICLE EIGHT. MISCELLANEOUS

Section 8.01. Spanish Interpretations; English Interpretation Controlling.

      This document shall be executed in English and Spanish. The English version is the only valid version for legal purposes but it is certified that the Spanish version is a legal translation of the original document in English.

Section 8.02. Counterparts.

      This document may be executed in counterparts, all of which shall constitute one and the same Agreement.

Section 8.03. Assignment.

      This Agreement may not be assigned without the prior written consent of the Company.

Section 8.04. Governing Law.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the conflicts of laws principles.

Section 8.05. Interpretation.

      The paragraph headings of this Agreement and the captions of the Exhibits attached hereto are for convenience only and are not intended, and shall not be construed, to alter, limit, or enlarge in any way the scope or meaning of the language contained in this Agreement and the Exhibits attached hereto.

Section 8.06. Whole Agreement.

      Except as otherwise provided herein, this Agreement, including without limitation, all the Exhibits attached hereto, and the document and instruments described herein, contains the whole agreement between each member of the Old Investor Group, each member of the New Investor Group and the Company.

               [The rest of this page is intentionally left blank]

      IN WITNESS HEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                        OLD INVESTOR GROUP

                                        Centro Inmobiliario RyC, S.L.

                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact


                                        MAPET International Foundation, Inc.

                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact


                                        Frontier Star, S.L.

                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact


                                        Inverfape, S.A.

                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact


                                        Jesus Guirau, S.L.

                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact

                                        NEW INVESTOR GROUP

                                        BEHEER-EN
                                           BELEGGINSMAATSCHAPPIJ
                                           SELMOK BV

                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact


                                        GOLDEN WORLDWIDE BUSINESS
                                           CORPORATION


                                        By: /s/ M. Mario Perez
                                           -------------------------------------
                                           Name: M. Mario Perez
                                           Title: Attorney-in-fact

                                     COMPANY

                                        US DATA AUTHORITY, INC.


                                        By: /s/ Dominick F. Maggio
                                           -------------------------------------
                                           Name: Dominick F. Maggio
                                           Title: President and
                                                    Chief Executive Officer

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

      THIS ESCROW AGREEMENT dated as of ________, 2002 (the "Agreement") is entered into by and between Centro Inmobiliario RyC, S.L., a limited liability company organized under the laws of the Kingdom of Spain, MAPET International Foundation, Inc., a Florida non-profit corporation, Frontier Star, S.L., a limited liability company organized under the laws of the Kingdom of Spain, Inverfape, S.A., a limited liability company organized under the laws of the Dominican Republic, Jesus Guirau, S.L., a limited liability company organized under the laws of the Kingdom of Spain (collectively, the "Old Investor Group"), BEHEER-EN BELEGGINSMAATSCHAPPIJ SELMOK BV, a limited liability company formed under the laws of the Netherlands, GOLDEN WORLDWIDE BUSINESS CORPORATION, a limited liability company formed under the laws of the British Virgin Islands (collectively, the " New Investor Group"), US DATA AUTHORITY, INC., a Florida corporation (the "Company") and William C. Davis, III, Esq. (the "Escrow Agent"), upon the following recitals of fact:

      WHEREAS, contemporaneously with the execution of this Agreement, the Old Investor Group, the New Investor Group and the Company shall execute an Amended and Restated Subscription Agreement, dated as of November 1, 2002 (the "Subscription Agreement");

      WHEREAS, the New Investment Group, pursuant to the Subscription Agreement, assumed the rights and obligations of the Old Investor Group under a Subscription Agreement, as amended, dated August 1, 2002;

      WHEREAS, pursuant to the Subscription Agreement, the New Investor Group agreed to purchase certain shares of Common Stock of the Company and certain shares of Class A Convertible Preferred Stock of the Company (collectively, the "Shares") and the Company agreed to sell such Shares to the Investor Group for an aggregate purchase price of $7,900,000 (the "Proceeds");

      WHEREAS, the Old Investment Group remains obligated to purchase the Shares to the extent the New Investment Group does not fulfill its obligations pursuant to the Subscription Agreement; and

      WHEREAS, the Subscription Agreement provides that the Proceeds be disbursed into an attorney escrow account pursuant to and in accordance with the Investment Distribution Committee Guidelines, attached hereto as Exhibit A.

      NOW THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Deposit of Escrow Funds. Contemporaneously with the execution of this Agreement, the Old Investor Group, the New Investor Group and the Company shall have executed the Subscription Agreement dated as of November 1, 2002. Immediately upon execution of the Subscription Agreement and this Agreement, the first disbursement of $1,000,000 shall be paid by the New Investor Group into an attorney escrow account with the Escrow Agent and disbursed according to the Disbursement Notice dated October __, 2002 from the Investment Distribution Committee of the Company. Any other Proceeds requested by the Investment Distribution Committee from the New Investor Group and thereafter funded by the New Investor Group shall also be deposited with the Escrow Agent in accordance with this Agreement. Thereafter, Escrow Agent shall retain and disburse the escrowed funds pursuant to this Agreement.

      2.    Escrow.

            A. Escrow Agent agrees to hold all of the escrowed funds in escrow subject to the terms and conditions contained in this Agreement.

            B. Unless otherwise instructed by the Company that the Old Investor Group is obligated to perform pursuant to Section 1.01 of the Subscription Agreement, the Escrow Agent shall only accept instructions from the New Investor Group and the Investment Distribution Committee of the Company. If the Escrow Agent is instructed by the Company to accept instructions from the Old Investor Group, all actions required to be taken by the New Investor Group pursuant to this Agreement shall apply equally to the Old Investor Group.

            C. Unless otherwise provided for in this Agreement or any addendum hereto, Escrow Agent shall disburse the escrowed funds without interest or other accumulation in value.

            D. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

            E. In the event instructions from the New Investor Group or the Investment Distribution Committee of the Company would require Escrow Agent to expend any monies or to incur any cost as holder of the escrowed funds, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs.

            F. The New Investor Group, the Old Investor Group and the Company acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from serving in a similar capacity on behalf of others.

      4.    Release of Escrowed Funds.

            A. Escrow Agent agrees to release the escrowed funds in accordance with the terms and conditions set forth herein and with the Investment Distribution Committee Guidelines attached hereto as Exhibit A.

            B. In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from the New Investor Group or the Investment Distribution Committee of the Company with respect to the escrowed funds or any other sums or things which may be held hereunder, which, in its sole opinion, are in conflict with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Investment Distribution Committee, or by a final order or judgment of a court of competent jurisdiction.

            C. If all or any portion of the escrowed funds delivered to Escrow Agent are in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof nor responsible to enforce collection thereof. If such check or other instrument other than cash representing the escrowed funds is returned to Escrow Agent unpaid, Escrow Agent shall notify the New Investor Group and the Company for further instructions.

      5. Liability of Escrow Agent. It is agreed that the obligations of Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping of the escrowed funds and for the disposition of same in accordance with this Agreement. Each party hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened directly or indirectly arising from or in any way connected with this Agreement or which may result from Escrow Agent's following of joint instructions from the New Investor Group and the Investment Distribution Committee of the Company, and in connection therewith, each party indemnifies Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any such claim, whether or not litigation is instituted.

      6.    Disputes.

            A. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the escrowed funds, Escrow Agent shall, at its option, either (1) tender the escrowed funds to the registry of the appropriate court or (2) disburse the escrowed funds in accordance with the court's ultimate disposition of the lawsuit, and the New Investor Group or the Old Investor Group, as the case may be, or both and the Company shall indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

            B. In the event Escrow Agent tenders the escrowed funds to the registry of the appropriate court and files an action of interpleader naming the New Investor Group or the Old Investor Group, as the case may be, or both and the Company and any affected third parties of whom Escrow Agent has received actual notice (whether such action is instituted by Escrow Agent as a new lawsuit or in response to an action to which Escrow Agent is a party or in which the escrowed funds are involved), Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith and the New Investor Group or the Old Investor Group, as the case may be, or both and the Company hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses arising in connection therewith including, but not limited to, all costs and expenses incurred by Escrow Agent in connection with the filing of such action including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

      7.    Term of Agreement.

            A. This Agreement shall remain in effect unless and until it is canceled in any of the following manners:

                  (i) Upon written notice given and signed by the New Investor Group and the Company of cancellation of designation of Escrow Agent to act and serve in said capacity, in which event, cancellation shall take effect no earlier than twenty (20) days after notice to Escrow Agent of such cancellation and in which event the escrowed funds shall be delivered by Escrow Agent to another escrow agent who shall agree to serve in such capacity under the terms of this Agreement; or

                  (ii) Escrow Agent may resign as escrow agent at any time upon giving notice to the New Investor Group and the Company of its desire to so resign; provided, however, that resignation of Escrow Agent shall take effect no earlier than twenty (20) days after the giving of notice of resignation; or

                  (iii) Upon compliance with all escrow provisions and disbursement of all of the Proceeds pursuant to this Agreement.

            B. In the event a successor escrow agent is not located, Escrow Agent shall have the right to deposit all of the escrowed funds held hereunder into the registry of an appropriate court and request judicial determination of the rights between the parties asserting rights or interest to the escrowed funds, by interpleader or other appropriate action, and the New Investor Group or the Old Investor Group, as the case may be, or both and the Company shall indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

            C. Upon termination of the duties of Escrow Agent in any manner set forth herein, Escrow Agent shall deliver all of the escrowed funds to the newly appointed escrow agent, and, except as otherwise specified herein, Escrow Agent shall not otherwise have the right to withhold escrowed funds from said newly appointed escrow agent.

            D. Escrow Agent shall not be bound by any modification or rescission of this Agreement unless in writing and signed by the New Investor Group, the Old Investor Group, the Company and Escrow Agent.

      8. Notices. All notices, certificates, requests, demands, materials and other communications hereunder shall be in writing and deemed to have been duly given (1) upon delivery by hand to the appropriate address of the party receiving notice, or (2) on the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid to such party's address. Any notice given pursuant to this Section 8 to the Escrow Agent, New Investor Group, the Old Investor Group or to the Company shall be addressed to the following individuals at the following addresses:

            If to the Escrow Agent:                William C. Davis, III, Esq.
                                                   [Firm Name]
                                                   [Address]
                                                   [Telephone]
                                                   [Facsimile]

            If to the New Investor Group:          [Name]
                                                   [Address]
                                                   [Telephone]
                                                   [Facsimile]


            If to the Old Investor Group:          [Name]
                                                   [Address]
                                                   [Telephone]
                                                   [Facsimile]

            If to the Company:                     Dominick F. Maggio
                                                   US Data Authority, Inc.
                                                   2655 LeJeune Road, Suite 700
                                                   Coral Cables, Florida 33134
                                                   Tel:     305.777.0500
                                                   Fax:     305.774.0154

      9. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting this Agreement, the parties hereto hereby designate Dade County, Florida, as the proper jurisdiction and the venue in which same is to be instituted.

      10. Cumulative Rights. No right, power or remedy conferred upon Escrow Agent by this Agreement is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy Escrow Agent may have under the Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.

      11. Binding Agreement. This Agreement shall be binding upon the Old Investor Group, the New Investor Group, the Company and the Escrow Agent and their respective successors and assigns.

               [The rest of this page is intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement the date set forth above.

                                        OLD INVESTOR GROUP

                                        Centro Inmobiliario RyC, S.L.

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact


                                        MAPET International Foundation, Inc.

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact


                                        Frontier Star, S.L.

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact


                                        Inverfape, S.A.

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact


                                        Jesus Guirau, S.L.

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact

                               NEW INVESTOR GROUP

                                        BEHEER-EN BELEGGINSMAATSCHAPPIJ
                                          SELMOK BV

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact


                                        GOLDEN WORLDWIDE BUSINESS CORPORATION

                                        By: _________________________
                                            Name: M. Mario Perez
                                            Title: Attorney-in-fact

                                     COMPANY

                                        US DATA AUTHORITY, INC.


                                        By: _________________________
                                            Name:  Dominick F. Maggio
                                            Title: President and
                                                     Chief Executive Officer

                                  ESCROW AGENT

                                        The Law Office of William C.
                                           Davis, III, Esq.

                                        By: ___________________________
                                            Name: William C. Davis, III

                                    EXHIBIT A

                        INVESTMENT DISTRIBUTION COMMITTEE
                          GUIDELINES FOR DISBURSEMENTS

                                  See Exhibit B

                                    EXHIBIT B

                        INVESTMENT DISTRIBUTION COMMITTEE
                          GUIDELINES FOR DISBURSEMENTS

                                November 1, 2002

      The investment distribution committee (the "Committee") shall consist of three (3) individuals: (i) the CEO or President of the Company, (ii) the Controller of the Company and (iii) an authorized representative of the New Investor Group. The Committee will be responsible for the approval of each request for a disbursement to be made to Company for the balance of the Proceeds (as defined in the Amended and Restated Investors Questionnaire and Subscription Agreement, dated November 1, 2002 (the "Subscription Agreement")).

      Currently, the Committee consists of Dominick F. Maggio, Robert Sepos and Mario Perez, Jr., or any other authorized representative of the New Investor Group.

      Mechanics of Disbursements:

      1. The Committee, upon request by the Company, shall decide, unanimously, to request a disbursement (except as permitted pursuant to Section 2.04 of the Subscription Agreement) pursuant to the Subscription Agreement from the New Investor Group (the "Disbursement Notice"). Any one member of the Committee may call, at any time, a meeting (whether in person or by telephonic meeting) of the Committee to discuss such Disbursement Notice. In the event that any member of the Committee (with the exception of the authorized representative of the New Investor Group) fails to join in such meeting, the other members of the Committee shall be permitted to call and conduct a valid meeting and the unanimous consent of such members of the Committee may request such Disbursement Notice. In the event the Committee members fail to reach an agreement on the amount and/or use of proceeds in a Disbursement Request, the Committee shall submit the matter to the Board of Directors of the Company (the "Board") for resolution. A vote of a majority of the Board shall constitute a binding action for the Committee. Such notice shall include:

                  (i) the date of the request,

                  (ii) the amount of the disbursement,

                  (iii) the date the disbursement is required (the "Delivery
                        Date"), and

                  (iv) wire transfer instructions, if applicable.

            Such Disbursement Notice shall be in the form attached hereto.

      2. The Committee shall give at least five (5) business days notice to the New Investor Group for a disbursement pursuant to a Disbursement Notice.

      3. Upon receipt of such request, the New Investor Group shall pay directly, or cause payment through another entity, within five (5) business days, by wire transfer, or other means, to the escrow agent or the Company, as the case may be, in the amount set forth in the Disbursement Notice.

      4. If such disbursement pursuant to a Disbursement Notice is paid directly to the escrow agent, the escrow agent shall wire transfer the disbursement into the operating account, or any other account(s) designated in the Wire Transfer Instructions in the Disbursement Notice, of the Company no later than the second business day after such receipt of the disbursement from the New Investor Group.

            Disbursement Notices may be requested on an as needed basis; provided that the total of such disbursements does not exceed the total Proceeds (as defined in the Amended Subscription Agreement).

            Within two (2) business days after a disbursement to the Company pursuant to a Disbursement Notice and becoming fully available to the Company, the Company shall instruct StockTrans, Inc., its transfer agent, to deliver to each member of the New Investor Group their Shares pursuant to Section 2.05 of the Subscription Agreement.

            If, pursuant to Section 1.01 of the Subscription Agreement, the Old Investor Group is required to perform under the Subscription Agreement, any reference to New Investor Group shall also apply equally to the Old Investor Group.

                            FORM DISBURSEMENT REQUEST


      1.    Date of Request:

      2.    Dollar Amount: US$

      3.    Delivery Date:

      4.    Wire Transfer Instructions

            Bank Name:

            Account Number:

            ABA Routing Number:

            Account Name: